M.H. MEYERSON & CO., INC.
                                  FOUNDED 1960
                        BROKERS & DEALERS IN SECURITIES
                                  UNDERWRITERS

                              NEWPORT OFFICE TOWER
          525 WASHINGTON BLVD. P.O. BOX 260 JERSEY CITY, NJ 07303-0260
         201-459-9500 800-888-8118 FAX 201-459-9510 www.mhmeyerson.com


September 22, 1997

Mr. James G. Spartz, Sr. Vice President
Director
Solucorp Industries, Ltd.
250 West Nyack Road
West Nyack, NY  10994

RE: ADDENDUM TO AGREEMENT

Dear Mr. Spartz:

     This Addendum to Agreement ("ADDENDUM") is made as of September 10, 1997 between Solucorp Industries, Ltd. ("SOLUCORP") and M.H. Meyerson & Co., Inc. ("MEYERSON") and shall operate as an addendum to that certain agreement, made as of June 3, 1996, between SOLUCORP, MEYERSON, and a third party ("original AGREEMENT").

     In consideration of the mutual covenants contained herein, and intending to be legally bound thereby, SOLUCORP and MEYERSON hereby agree as follows:

1. Nothing in this ADDENDUM shall affect the rights of the third party under the original AGREEMENT and the third party shall have no rights under, or participation in, this ADDENDUM.

2. The services being performed by MEYERSON under the original AGREEMENT, as set forth in the original AGREEMENT, shall be expanded to include the international sphere as well as the United States and MEYERSON shall endevour to assist SOLUCORP in identifying foreign candidates for mergers and acquisitions and foreign sources of private and institutional funds.

3. Within 30 days after the date of this ADDENDUM, MEYERSON shall perform another due diligence and general compliance review of SOLUCORP to update the review previously performed. The cost of this additional, review shall be borne solely by MEYERSON.

4. MEYERSON shall continue to render services to SOLUCORP, as set forth in the original AGREEMENT and in this ADDENDUM, for a period of at least three years from the date of this ADDENDUM. Without regard to the present or the future value of common stock of SOLUCORP, and without regard to the consequent present or future value or any lack thereof of the warrants granted to MEYERSON under the original AGREEMENT and under this ADDENDUM, MEYERSON hereby waives its right to terminate the original AGREEMENT as set forth in paragraph 12 of the original AGREEMENT, for the three year period commencing on the date of this ADDENDUM.

5. In consideration of all the foregoing, MEYERSON is hereby granted additional Warrants to purchase a total of 750,000 shares of common stock of SOLUCORP, at an exercise price of $2.75 per share, exercisable during the period from September 10, 1997 to and including September 10, 2000 ("ADDENDUM WARRANTS"), with piggy back and registration rights as set forth below. These ADDENDUM WARRANTS shall vest and become saleable and irrevocable upon the signing of this ADDENDUM.

6. MEYERSON is hereby granted the same piggy back and registration rights with respect to the ADDENDUM WARRANTS as are granted in paragraph 5 of the original AGREEMENT with respect to the warrants referred to therein except that the cost of any registration of the ADDENDUM WARRANTS, or the proportional cost of any registration that includes the ADDENDUM WARRANTS, shall be borne by MEYERSON and not by SOLUCORP. For purposes of exercising the registration rights granted in this paragraph with respect to the ADDENDUM WARRANTS, the provisions of the registration rights set forth in the original AGREEMENT shall be deemed to apply solely to SOLUCORP, MEYERSON and the ADDENDUM WARRANTS.

7. MEYERSON is hereby granted the same anti-dilution rights with respect to the ADDENDUM WARRANTS as are granted in paragraph 4 of the original AGREEMENT with respect to the Warrants referred to therein.

8. This ADDENDUM constitutes the entire Warrant Agreement between Solucorp and MEYERSON with respect to the Addendum Warrants and when a copy hereof is presented to SOLUCORP'S transfer agent, together with a certified check in the proper amount and a request that all or pert of the ADDENDUM WARRANTS be exercised, the certificates for the appropriate number of shares of Common Stock shall be promptly issued.

9. In all other respects, except as set forth above, the original AGREEMENT shall remain in full force and effect and the provisions thereof shall apply to this ADDENDUM.

IN WITNESS WHEREOF, SOLUCORP and MEYERSON have executed this Addendum to Agreement as of September 10, 1997.

M.H. MEYERSON & CO., INC.                      SOLUCORP INDUSTRIES, LTD.

                                               By: /s/ Peter Mantia
                                                   -----------------------------
                                                   Mr. Peter Mantia, President


By: /s/ Michael Silvestri                      By: /s/ James G. Spartz
    --------------------------                     -----------------------------
    Mr. Michael Silvestri                          Mr. James G. Spartz, Senior
    President                                      Vice President
                                                   Director